EXHIBIT 4.2

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- ----------------------------------------------------X

In re                                                :     In Proceedings For A
                                                           Reorganization Under
CRAFTMATIC INDUSTRIES, INC., and                     :     Chapter 11
CRAFTMATIC ORGANIZATION, INC.,                             Case Nos. 96 B 40154
         d/b/a EAK Advertising Co.,                  :     96 B 40155 (SMB)

                                    Debtors.         :     Jointly Administered

- ----------------------------------------------------X

                    APPLICATION FOR AN ORDER AUTHORIZING THE
                WITHDRAWAL AND SUBSTITUTION OF KPMG PEAT MARWICK
                AND RETENTION OF FRIEDMAN ALPREN & GREEN, LLP AS
                   ACCOUNTANTS AND REORGANIZATION CONSULTANTS
                    FOR THE DEBTORS AND DEBTORS-IN-POSSESSION


TO:      THE HONORABLE STUART M. BERNSTEIN
         UNITED STATES BANKRUPTCY JUDGE

                  Craftmatic Industries, Inc. ("Industries") and Craftmatic Organization, Inc. ("Organization"), debtors and debtors-in-possession herein (collectively, the "Debtors"), by their attorneys, Parker Chapin Flattau & Klimpl, LLP, in support of their application (the "Application") seeking the entry of an order authorizing the withdrawal and substitution of KPMG Peat Marwick ("KPMG") and retention of Friedman Alpren & Green, LLP ("Friedman Alpren") as accountants and reorganization consultants for the Debtors, respectfully represent:

                  1. On January 12, 1996 (the "Filing Date"), each of the Debtors filed a voluntary petition for reorganization under chapter 11 of Title 11, of the United States Code, 11 U.S.C. ss.ss. 101 et seq. (the "Bankruptcy Code") with the Clerk of this Court and has continued in the management and operation of its business and properties as a debtors-in-possession pursuant to sections


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1107 and 1108 of the Bankruptcy Code. The Debtors' chapter 11 cases have been consolidated for procedural purposes only and are being jointly administered pursuant to an order of this Court. No trustee or examiner has been appointed. An official committee of unsecured creditors was appointed on February 28, 1996 (the "Creditors' Committee").

                  2. Industries is a public company which directly or indirectly owns all of the issued and outstanding common stock of Organization. The Debtors are engaged in the retail, wholesale and marketing of high quality electronic adjustable beds. Currently, the Debtors conduct direct sales operations in eastern Pennsylvania, New York City, New Jersey, Delaware, eastern Connecticut, Florida, southwestern Alabama, and southeastern Georgia and are wholesale distributors of adjustable beds to independent direct sales organizations in other market areas.

                           KPMG's Retention

                  3. By order dated March 28, 1996, this Court entered an order (the "KPMG Order") authorizing the retention of KPMG as accountants and reorganization consultants to the Debtors. However, subsequent to entry of the KPMG Order, the Creditors' Committee, which had only recently been formed and had proposed retention of its counsel, Harold Jones, Esq., raised its concern about (i) its inability to take an active role in the selection and retention of an accountant for the Debtors; and (ii) the Debtors' proposal to retain KPMG as well as a second accounting firm to conduct the Debtors' audit work. Indeed, at that time the Debtors provided the Creditors' Committee with a second


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application prior to submission of such application to the Court as a result of the Creditors' Committee concerns, seeking to retain Ronald K. Stern, CPA to conduct the audit work, which work KPMG was not retained to conduct. As a result of the Committee's stated concerns, the Debtors refrained from filing such application with the Court.

                  4. Specifically, the Creditors' Committee has objected to the retention of the proposed retention of these two (2) accounting firms. Moreover, the Creditors' Committee has requested that, notwithstanding KPMG's excellent reputation, the Debtors retain one medium-sized accounting firm, capable of handling all of the Debtors' accounting needs, as opposed to two firms dividing such work.

                  5. In an attempt to work with the Creditors' Committee and allay its concerns, the Debtors have therefore determined to seek to retain Friedman Alpren as accountants to conduct all of the necessary accounting, audit and consulting services to the Debtors and to have Friedman Alpren substituted as accountants for KPMG.

                  6. KPMG has provided only de minimis services to the Debtors as of this date, and the substitution of Friedman Alpren will therefore have no substantial detrimental impact on the Debtors' reorganization efforts.

                                    Jurisdiction

                  7. This Court has jurisdiction of this application pursuant to 28 U.S.C. ss.ss. 157 and 1334 and the Standing Order of Referral of Cases to Bankruptcy Judges of the United States


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District Court for the Southern District of New York, dated July 10, 1984 (Ward,
Acting C.J.). Venue in this district is proper pursuant to 28 U.S.C. ss.ss. 1408 and 1409. The statutory predicate for the relief sought herein is section 327 of the Bankruptcy Code, as complemented by Rule 2014(a) of the Federal Rules of Bankruptcy Procedure.

                                   Friedman Alpren's Retention

                  8. By this Application, the Debtors seek authority to retain and employ Friedman Alpren for the purpose of providing accounting, auditing and reorganization consulting services to the Debtors. As set forth in the annexed affidavit of Jay Goldstein, a partner of Friedman Alpren (the "Goldstein Affidavit"), Friedman Alpren's services will include, inter alia:

         (i)               Annual audit of the Debtors' books and records;

         (ii) Reviews of the Debtors' consolidated interim financial information and data prepared for submission to the Securities and Exchange Commission on Form 10-Q;

         (iii) Annual audit of the Debtors' employee benefit plans;

         (iv) Assisting the Debtors in the preparation of financial statements as of the Filing Date, showing in detail all assets and liabilities, and preferred, priority, and secured creditors;

         (v) Assisting the Debtors in the preparation of detailed schedules of all businesses and properties;

         (vi) Rendering such other accounting and auditing services as requested by the Debtors or Debtors' counsel;

         (vii) Preparation of Federal, state, and local tax returns;

         (viii) Consultation regarding tax planning issues, including net operating loss carry forwards;


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         (ix)              Meetings with Federal, state, and local tax
                           authorities;

         (x) Rendering such other tax services as requested by the Debtors or Debtors' counsel;

         (xi) Development of appropriate liquidity management system;

         (xii) Assistance in development of operating budgets and contingency plans;

         (xiii) Development of communications programs with parties-at-interest and management of information and interview requests;

         (xiv) Evaluation of options to enhance cash flow and profitability;

         (xv)              Development of appropriate chapter 11 reporting;

         (xvi) Assistance with resolution of reclamation claims and other claims management;

         (xvii) Assisting the Debtors in the preparation of monthly operating and cash statements as required by the Court;

         (xviii) Assisting the Debtors in the development of business plans and strategic plans;

         (xix)             Evaluation of recapitalization alternatives;

         (xx) Assisting the Debtors in the development of Plan of Reorganization and disclosure statements;

         (xxi)             Negotiating assistance with parties-at-interest;
                           and

         (xxii) Rendering such other financial advisory and reorganization consulting services as requested by the Debtors or Debtors' counsel.

                  9. Additionally, based upon the requests of the Creditors' Committee, Friedman Alpren has agreed to provide accounting services to the Creditors' Committee upon its request. The Debtors and the Creditors' Committee have agreed that this


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limited dual representation will be more cost effective and beneficial to the estates and their creditors.

                  10. The retention of a firm such as Friedman Alpren will aid in the prompt and successful reorganization of the Debtors. It will be their responsibility to assist in providing up-to-date financial information and assist the Debtors in preparing reliable projections so that a plan or plans of reorganization can be formulated by the Debtors. Friedman Alpren has not received a retainer for services to be rendered in these chapter 11 cases, and has waived its claim for pre-petition services provided to the Debtors.

                  11. To the best of the Debtors' knowledge, except as otherwise stated in the Goldstein Affidavit, Friedman Alpren has no connection with the Debtors, their creditors, or any other parties in interest, their respective attorneys and accountants, except that Friedman Alpren may have rendered accounting and/or advisory services to certain of the Debtors' creditors and other parties in interest in other matters unrelated to these proceedings, all as more fully set forth in the Goldstein Affidavit.

                  12. Upon information and belief, Friedman Alpren represents no interests adverse to the Debtors or to their estates and is a "disinterested person" as that term is defined in section ss. 101(4) of the Bankruptcy Code. Moreover, the employment of Friedman Alpren is necessary and in the best interests of the Debtors and their estates.


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                  13. The Debtors request that the Court waive and dispense with the requirement set forth in Rule 13 (b) of the Local Bankruptcy Rules that any motion filed shall have an accompanying memorandum of law. The instant application does not present a novel issue of law. Accordingly, the Debtors submit that waiver of the Rule 13 (b) requirement is appropriate in these circumstances.

                  WHEREFORE, the Debtors respectfully request that this Court issue and enter the annexed order and grant the Debtors such other and further relief as the Court may deem just and proper.

Dated:            New York, New York
                  April 24, 1996


                                        PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                        Counsel to Craftmatic Industries, Inc.
                                        and Craftmatic Organization, Inc.
                                        Debtors and Debtors-in-Possession

                                        By: /s/ Henry Condell
                                            -----------------------------------
                                            Henry Condell (HC 4353)
                                            1211 Avenue of the Americas
                                            New York, New York 10036
                                            (212) 704-6000

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UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- ----------------------------------------------------X

In re                                               :    In Proceedings For A
                                                         Reorganization Under
CRAFTMATIC INDUSTRIES, INC., and                    :    Chapter 11
CRAFTMATIC ORGANIZATION, INC.,                           Case Nos. 96 B 40154
         d/b/a EAK Advertising Co.,                 :    96 B 40155 (SMB)

                                    Debtors.        :    Jointly Administered

- ----------------------------------------------------X


                       AFFIDAVIT IN SUPPORT OF APPLICATION
                      TO EMPLOY AND RETAIN FRIEDMAN ALPREN
                 & GREEN, LLP AS ACCOUNTANTS AND REORGANIZATION
                CONSULTANTS FOR DEBTORS AND DEBTORS-IN-POSSESSION


STATE OF NEW YORK                     )
                                      )     ss.:
COUNTY OF NEW YORK                    )

         Jay Goldstein, being duly sworn, deposes and says:

         1. I am a partner of the firm of Friedman Alpren & Green, LLP ("Friedman Alpren"), which maintains an office at 1700 Broadway, New York,
New York 10019. This Affidavit is submitted in support of an application (the "Application") of the above-captioned debtors, as debtors in possession (the "Debtors") for an order authorizing the employment and retention of Friedman Alpren as accountants and reorganization consultants for the Debtors. Unless otherwise stated, I have personal knowledge of the facts hereinafter set forth.

         2. Neither I, Friedman Alpren, nor any partner, manager/consultant or staff person thereof, insofar as I have been able to ascertain, has any connection with the Debtors, their creditors, or any other party in interest herein, or their


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respective attorneys or accountants, except as hereinafter set forth.

         3. The professional services that Friedman Alpren is to render can be summarized as follows:

                  a. Ongoing and recurring accounting and auditing services, including:

                           (i)     Annual audit of the Debtors' books and
                                   records(1);

                           (ii)    Reviews of the Debtors' consolidated
                                   interim financial information and data
                                   prepared for submission to the
                                   Securities and Exchange Commission on
                                   Form 10-Q;

                           (iii) Annual audit of the Debtors' employee benefit plans;

                           (iv) Assisting the Debtors in the preparation of financial statements as of the Filing Date, showing in detail all assets and liabilities, and preferred, priority, and secured creditors;

                           (v) Assisting the Debtors in the preparation of detailed schedules of all businesses and properties; and

                           (vi) Rendering such other accounting and auditing services as requested by the Debtors or Debtors' counsel.

                  b. Ongoing and recurring tax services, including:

                           (i) Preparation of Federal, state, and local tax returns;

                           (ii)    Consultation regarding tax planning
                                   issues, including net operating loss
                                   carry forwards;

- --------
(1)Friedman Alpren estimates that the time expended in its annual audit will not exceed $45,000.00 in fees.


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                           (iii)   Meetings with Federal, state, and local tax
                                   authorities; and

                           (iv)    Rendering such other tax services as
                                   requested by the Debtors or Debtors'
                                   counsel.

                  c. Financial, advisory and reorganization consulting services, including:

                           (i)     Development of appropriate liquidity
                                   management system;

                           (ii) Assistance in development of operating budgets and contingency plans;

                           (iii) Development of communications programs with parties-at-interest and management of information and interview requests;

                           (iv) Evaluation of options to enhance cash flow and profitability;

                           (v)     Development of appropriate chapter 11
                                   reporting;

                           (vi)    Assistance with resolution of
                                   reclamation claims and other claims
                                   management;

                           (vii) Assisting the Debtors in the preparation of monthly operating and cash statements as required by the Court;

                           (viii) Assisting the Debtors in analyzing the results of any proposed disposition of assets;

                           (ix) Assisting the Debtors in the development of business plans and strategic plans;

                           (x)     Evaluation of recapitalization alternatives;

                           (xi) Assisting the Debtors in the development of Plan of Reorganization and disclosure statements;

                           (xii) Negotiating assistance with parties-at-interest; and

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                           (xiii)  Rendering such other financial advisory and
                                   reorganization consulting services as
                                   requested by the Debtors or Debtors' counsel.

Neither Friedman Alpren nor any partner or senior manager thereof has any connection with the Debtors, their respective officers, or any other party in interest herein, or its respective attorneys. Neither Friedman Alpren, nor any partner thereof, holds or represents any interests adverse to the Debtors' estates. Additionally, Friedman Alpren is a "disinterested person" as that term is defined pursuant to 101(14) of the Bankruptcy Code, as modified by 1107(b).

         4. Friedman Alpren is not a creditor of the Debtors. Friedman Alpren has not received a retainer for services.

         5. Friedman Alpren intends to apply for compensation for professional services to be rendered in connection with these chapter 11 cases and for reimbursement of expenses incurred, in accordance with applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules and orders of this Court.

         6. Friedman Alpren intends to charge its regular hourly rates plus reimbursement of out-of-pocket expenses for performing the aforementioned services. These rates by classification, at present are:

Partners                   $235 - $310 per hour
Managers                   $140 - $155 per hour
Seniors                    $110 - $135 per hour
Semi-Seniors               $ 85 - $100 per hour
Assistants                 $ 75        per hour
Entry Level                $ 65        per hour
Support                    $ 40        per hour


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         7. Friedman Alpren has agreed not to charge the Debtors for all travel time incurred by Friedman Alpren for a period of one (1) year to the Debtors at their Pennsylvania offices.

         8. Friedman Alpren also understands that it may be called upon by the Creditors' Committee to provide services and/or copies of its work to the Creditors' Committee, and that the Debtors' have agreed to allow Friedman Alpren to provide such services to the Creditors' Committee.

         9. The foregoing constitutes the statement of Friedman Alpren pursuant to ss. 327 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 2014(a).

         WHEREFORE, affiant respectfully requests that this Court issue and enter the prefixed order authorizing the Debtors to retain Friedman Alpren.

                        /s/ Jay Goldstein
                        -----------------------------------
                        Jay Goldstein

Sworn to before me this
23rd day of April, 1996
/s/ Marilyn Guerin
- ------------------
Notary Public, Marilyn Guerin, Notary Public, State of New York, No. 43-1598360, Qualified in Richmond County, Commission Expires March 30, 1997


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                            Bancruptcy Filing Backer

Index No.                                                            Year 19__

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- ----------------------------------------------------X

In re                                                :     In Proceedings For
                                                           Reorganization Under
CRAFTMATIC INDUSTRIES, INC., and                     :     Chapter 11
CRAFTMATIC ORGANIZATION, INC.,                             Case Nos. 96 B 40154
         d/b/a EAK Advertising Co.,                  :     96 B 40155 (SMB)

                                    Debtors.         :     Jointly Administered

- ----------------------------------------------------X


       NOTICE OF PRESENTMENT OF ORDER AUTHORIZING THIS WITHDRAWAL AND SUBSTITUTING OF KPMG PEAT MARWICK AND RETENTION OF FRIEDMAN ALPREN & GREEN, L.L.P. AS ACCOUNTANTS AND REORGANIZATION
       CONSULTANTS FOR THE DEBTORS AND DEBTORS-IN-POSSESSION


                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                              Attorneys for Debtors
                    Office and Post Office Address, Telephone
                           1211 Avenue of the Americas
                              NEW YORK, N.Y. 10036
                                 (212) 704-6000
To
Attorney(s) for
Service of a copy of the within
                                                            is hereby admitted.
Dated,  ______________________________________

Attorney(s) for


     Please take notice that the within is a (certified) copy of a ____________________________ offered in the office of the clerk of the within court on _________________________, 19__.


                    Yours, etc.

                    PARKER, CHAPIN, FLATTAU & KLIMPL, LLP
                    Attorney(s) for
                     Office and Post Office Address, Telephone
                            1211 Avenue of the Americas
                               NEW YORK, N.Y.  10036

                              NOTICE OF SETTLEMENT

     Please take notice that an order with the within is a true copy will be presented to the Hon. ____________________ the judges of the within named Court, at ________________ 19


                   Yours, etc.

                   PARKER, CHAPIN, FLATTAU & KLIMPL, LLP
                   Attorney(s) for
                    Office and Post Office Address, Telephone
                           1211 Avenue of the Americas
                              NEW YORK, N.Y.  10036